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PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 25, 1997)
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                               [EQUIVANTAGE LOGO]

                                  $100,000,000
                   EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-4
               $29,380,000 CLASS A-1 ADJUSTABLE RATE CERTIFICATES
              $21,000,000 6.640% CLASS A-2 FIXED RATE CERTIFICATES
              $14,000,000 7.045% CLASS A-3 FIXED RATE CERTIFICATES
              $7,000,000 6.705% CLASS A-4 FIXED RATE CERTIFICATES
               $28,620,000 CLASS A-5 ADJUSTABLE RATE CERTIFICATES
           HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-4
                          EQUIVANTAGE ACCEPTANCE CORP.
                              SPONSOR OF THE TRUST
                                EQUIVANTAGE INC.
                                    SERVICER
                           --------------------------

The last sentence of the first paragraph under the caption "The Mortgage Loans--GENERAL" on page S-5 of the Prospectus Supplement and the first full sentence on page S-22 of the Prospectus Supplement are hereby modified in their entirety to read as follows:

   "The Sponsor expects that, as of the Closing Date, the Fixed Rate Group will be comprised of approximately $71,700,000 in Mortgage Loans and the Adjustable Rate Group will be comprised of approximately $29,600,000 in Mortgage Loans."